Exhibit 3.3

FILED

NOV 2 1989

SECRETARY OF STATE

8:30 AM

CERTIFICATE OF INCORPORATION

OF

THE PROMUS COMPANIES INCORPORATED

FIRST: The name of the Corporation is The Promus Companies Incorporated.

SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is 125,150,000, consisting of 120,000,000 shares of Common Stock, par value $1.50 per share (the “Common Stock”), 150,000 shares of Preferred Stock, par value of $100.00 per share (the “Preferred Stock”), and 5,000,000 shares of Special Stock, par value $1.12 1/2 per share (the “Special Stock”).

B. Shares of Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the terms fixed herein for the series provided for herein or fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article

FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

1. The designation of such series, the number of shares which shall constitute such series and the par value, if any, of such shares;

2. The rate of dividend, if any, payable on shares of such series;

3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation on winding up of the affairs of the Corporation;

6. The sinking fund provisions, if any, for the redemption of shares of such series;

7. The voting rights, if any, of the shares of such series;

8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

10. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

C. Shares of Special Stock may be issued from time to time in one or more classes or series as provided in this Section C of Article FOURTH.

Subpart I of this Section C sets forth provisions respecting the Special Stock as a class. Subpart II vests in the Board of Directors authority to designate series of Special

Stock and to determine and fix the distinguishing characteristics and rights, privileges and immunities thereof.

SUBPART I. The Special Stock as a Class

1. General. Shares of Special Stock may be issued from time to time in one or more series, as provided for by the Board of Directors as permitted hereby. All shares of Special Stock shall be of equal rank and shall be identical, except in respect of the terms fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

2. Status of Reacquired Shares. Shares of any series of Special Stock which have been redeemed, purchased or otherwise acquired by the Corporation, or which are no longer deemed to be outstanding by virtue of funds or securities necessary for redemption or payment having been set aside or deposited in trust or otherwise, or which, if convertible, have been converted into shares of stock of the Corporation of any other class or series, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Special Stock and may be reissued as part of any series of Special Stock provided for by the Board of Directors as permitted hereby.

SUBPART II. Series of Special Stock

The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Special Stock not then allocated to any series of Special Stock, additional series of Special Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

1. The designation of such series, the number of shares which shall constitute such series and the par value, if any, of such shares;

2. The rate of dividend, if any, payable on shares of such series;

3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

6. The sinking fund provisions, if any, for the redemption of shares of such series;

7. The voting rights, if any, of the shares of such series;

8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

10. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

D. Except as otherwise provided in this Certificate of Incorporation (including this Section D of Article FOURTH and including the resolutions adopted by the Board of Directors pursuant to Section B or C of this Article FOURTH), each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him on all matters submitted to stockholders for a vote and each holder of Preferred Stock or Special Stock of any series that is Voting Stock shall be entitled to such number of votes for each share held by him as may be specified in the resolutions providing for the issuance of such series.

(a) Definitions. The following definitions shall apply to this Section D of Article FOURTH:

“Affiliate” and “Associate” shall have the meanings given to such terms in Article NINTH.

A person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” shares of Capital Stock:

(i) which such person or any of such person’s Affiliates or Associates, directly or indirectly, has the sole or shared right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) , including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that a person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security that: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report) without giving effect to any applicable waiting period; or

(ii) which are Beneficially Owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person (or any of such person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) above) or disposing of any Capital Stock;

provided further that: (x) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the “Beneficial Owner” of or to “Beneficially Own” any shares of Capital Stock that are Beneficially Owned by any other such director or officer; (y) in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote the shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate or Associate of such trustee), solely by reason of such capacity of such trustee, shall be deemed the “Beneficial Owner” of or to “Beneficially Own” the shares of Voting Stock held under such plan; and (z) no person shall be deemed the “Beneficial Owner” of or to “Beneficially Own” any shares of Voting Stock held in any voting trust, employee stock ownership plan or any similar plan or trust if such person does not possess the right to vote such shares.

“Capital Stock” shall have the meaning given to such term in Article NINTH.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

The term “person” shall mean any individual, firm, company or other entity.

“Subsidiary” shall have the meaning given to such term in Article NINTH.

“Substantial Stockholder” shall mean any person (other than any Subsidiary, any employee benefit plan of the Corporation or any Subsidiary, or any person organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such plan) who Beneficially Owns shares of Voting Stock that would, before giving effect to the reduction in votes prescribed in paragraph (b), represent more than the Threshold Percentage of the total number of votes entitled to be cast by the holders of all outstanding shares of Voting Stock.

“Threshold Percentage” for any person shall equal 10%, except that it shall be adjusted as follows:

(i) If the percentage of the votes entitled to be cast in respect of all outstanding shares of Voting Stock represented by the votes entitled to be cast in respect of the shares of Voting Stock that are Beneficially Owned by any person, before giving effect to the reduction in votes prescribed in paragraph (b), is increased above the Threshold Percentage previously applicable to such person solely as a result of any decrease in the number of outstanding shares of Voting Stock, then the Threshold Percentage for such person shall be adjusted upward to reflect the percentage increase in the votes that may be cast in respect of the shares of Voting Stock that are Beneficially owned by such person, before giving effect to the reduction in votes prescribed in paragraph (b), caused by such decrease in the number of outstanding shares of Voting Stock.

(ii) If the Threshold Percentage for any person is greater than 10% and the percentage of the votes entitled to be cast in respect of all shares of Voting Stock represented by the votes entitled to be cast in respect of the shares of Voting Stock that are Beneficially Owned by such person, before giving effect to the reduction in votes prescribed in paragraph (b), decreases for any reason (including as a result of a sale or other disposition by such person of any shares of Voting Stock or any increase in the number of outstanding shares of Voting Stock), then such person’s Threshold Percentage shall be adjusted downward so as to equal the greater of: (x) 10%; or (y) the percentage of the votes entitled to be cast in respect of all outstanding shares of Voting Stock represented by the votes entitled to be cast in respect of the shares of Voting Stock that are Beneficially Owned by such person before giving effect to the reduction in votes prescribed in paragraph (b).

“Voting Stock” shall have the meaning given to such term in Article NINTH.

(b) Limitation of Voting Rights.

(i) So long as a Substantial Stockholder Beneficially Owns shares of Voting Stock that would, before giving effect to the reduction of votes prescribed by this paragraph (b), carry votes in excess of his Threshold Percentage of the votes entitled to be cast in respect of all outstanding shares of Voting Stock, and any other provision of this Certificate of Incorporation notwithstanding, the record holders of the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder shall have limited voting rights on any matter requiring their vote or consent as set forth in this paragraph (b), As to any shares of Voting Stock Beneficially Owned by a Substantial Stockholder that would, before giving effect to the reduction of votes prescribed by this paragraph (b), carry votes in excess of his Threshold Percentage of the votes entitled to be cast in respect of all outstanding shares of Voting Stock, the record holders thereof shall be entitled to cast one one-hundredth (1/100) of the votes which the holders of such shares would, but for the provisions of this paragraph (b), be entitled to cast. The aggregate voting power, so limited, of the record holders of the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder shall be allocated proportionately among such record holding as follows: Each such record holder shall be entitled, with respect to the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder and held of record by such record holder, to a number of votes equal to the product of (x) the aggregate number of votes that would have been carried by such shares before giving effect to the reduction in votes prescribed by this paragraph (b), multiplied by (y) the fraction obtained by dividing (A) the number of votes carried by the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder after giving effect to the reduction in votes prescribed by this paragraph (b), by (B) the number of votes carried by the shares of Voting Stock that are Beneficially Owned by the Substantial Stockholder before giving effect to the reduction in votes prescribed by this paragraph (b).

(ii) Notwithstanding the foregoing subparagraph (b) (i) , so long as there are seven or more persons who Beneficially own shares of Voting Stock, the record holders of the shares of Voting Stock that are Beneficially Owned by a Substantial Stockholder collectively shall not be entitled to cast in respect of such shares, on any matter submitted to stockholders for vote or consent, a number of votes in excess of the sum of (x) the applicable Threshold Percentage plus (y) 5%, of the number of votes entitled to be cast in respect of all outstanding shares of Voting Stock (with the number of votes being determined in each case after giving effect to the reduction in votes prescribed by paragraph (b)). If the preceding sentence reduces the total number of votes that the record holders of the shares of Voting Stock that are Beneficially Owned by a Substantial Stockholder are entitled to cast in respect of such shares, such reduction shall be effected, and the number of votes that each such record holder is entitled to cast in respect of such shares shall be determined, in accordance with the allocation provisions of subparagraph (b) (i).

(c) Factual Determinations.

(i) The Board of Directors shall have the power and duty to construe and apply the provisions of this Section D of Article FOURTH and to make all determinations necessary or desirable to implement such provisions, including but not limited to determining: (v) the number of shares of Voting Stock that are Beneficially Owned by any person; (w) whether a person is an Affiliate or Associate of another person; (x) whether a person has an agreement, arrangement, or understanding with another person as to the matters referred to in the definition of Beneficial Ownership; (y) the application of any other definition of operative provision of this Section D of Article FOURTH to the given facts; and (z) any other matter relating to the applicability or effect of this Section D of Article FOURTH.

(ii) The Board of Directors shall have the right to demand that any person who it believes is or may be a Substantial Stockholder (or who holds of record shares of Capital Stock that are Beneficially Owned by any person that the Board of Directors believes is or may be a Substantial Stockholder) supply the Corporation with complete information as to: (x) the record holders of all shares of Capital Stock that are Beneficially Owned by such person; (y) the number of shares of each class or series of Capital Stock that are Beneficially Owned by such person and held of record by each such record holder and the numbers of the stock certificates evidencing such shares; and (z) any other matter relating to the applicability or effect of this section D of Article FOURTH as the Board of Directors may reasonably request. Each such person shall furnish such information within 10 days after the receipt of such demand.

(iii) Any construction, application or determination made by the Board of Directors pursuant to this Section D of Article FOURTH in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders, including any Substantial Stockholder.

(d) Quorum. Except as otherwise provided by law, the presence, in person or by proxy, of the holders of record of shares of Capital Stock entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of Capital Stock entitled to vote (after giving effect to the reduction in votes prescribed in paragraph (b)) shall constitute a quorum at all meetings of the stockholders, and any quorum requirement or any requirement for stockholder consent or approval shall be determined after giving effect to the reduction in votes prescribed in paragraph (b).

(e) No Derogation of Fiduciary Obligations. Nothing contained in this Section D of Article FOURTH shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

(f) Severability. If any provision of this Section D of Article FOURTH is determined to be invalid, void, illegal or unenforceable, the remaining provisions of this section D of Article FOURTH shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

(g) Termination. The limitation on voting rights prescribed by this Section D of Article FOURTH shall terminate and be of no force and effect as of the earliest to occur of

(i) the close of business on April 16, 1992; or

(ii) the date that any person other than Holiday Inns, Inc. or Holiday Corporation becomes the Beneficial Owner of shares of Voting Stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of Voting Stock, before giving effect to the reduction in votes prescribed by paragraph (b); or

(iii) the date (the “Reference Date”) one day prior to the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange

(the “NYSE”) or the American Stock Exchange (the “AMEX”), or be no longer authorized for inclusion (including by ceasing to be provisionally or temporarily authorized for inclusion) on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System (“NASDAQ/NMS”); provided, however, that (a) such termination shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the AMEX or the NASDAQ/NMS or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common Stock with the NYSE or the AMEX or for authorization for the Common Stock to be included on the NASDAQ/NMS, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE or the AMEX or authorized for inclusion or continued inclusion on the NASDAQ/NMS (including any such approval or authorization which is temporary or provisional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be authorized for inclusion on the NASDAQ/NMS in the event that the NYSE, AMEX or NASDAQ/NMS, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having common stock with differential voting rights listed on the NYSE or the AMEX or authorized for inclusion on the NASDAQ/NMS may continue to be so listed or included.

E. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolutions of the Board of Directors adopted pursuant to this Article FOURTH creating any series of Preferred Stock, Special Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock, Special Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the GCL or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

(a) the redemption price of the shares to be redeemed pursuant to this Section E of Article FOURTH shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

(b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

(d) at least 30 days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(e) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(f) such other terms and conditions as the Board of Directors shall determine.

For purposes of this Section E of Article FOURTH:

(i) “Disqualified Holder” shall mean any holder of shares of stock of the Corporation of any class (or classes) or series whose holding of such stock, either individually or when taken together with the holding of shares of stock of the

Corporation of any class (or classes) or series by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the corporation or any Subsidiary.

(ii) “Fair Market Value” of a share of the Corporation’s stock of any class or series shall mean the average closing Price for such as share for each of the 45 most recent days of which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Section E of Article FOURTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided further, however, that “Fair Market Value” as to any stockholder who purchased any stock of the class (or classes) or series subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him for any stock of such class (or classes) or series of the Corporation. “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if stock of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

(iii) “Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section E of Article FOURTH.

(iv) “Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section E of Article FOURTH, at least equal to the

Fair Market Value of the shares to be redeemed pursuant to this Section E of Article FOURTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

(v) “Subsidiary” shall mean any corporation more than 50% of whose outstanding stock entitled to vote generally in the election of directors is owned by the Corporation, by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

FIFTH: A. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

B. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

SIXTH: The business and affairs of the Corporation shall be Managed by or under the direction of the Board of Directors, which shall consist of not less than three or more than seventeen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock or Special Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions of the Board of Directors pursuant to Article FOURTH), and such Directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

SEVENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, may only be called at any time by a majority of the entire Board of Directors or by either the Chairman or the President of the Corporation.

EIGHTH: No stockholder action may be taken except at an annual or special meeting of stockholders of the Corporation and stockholders may not take any action by written consent in lieu of a meeting.

NINTH: A. In addition to any affirmative vote required by law or this Certificate of Incorporation (including any resolutions of the Board of Directors pursuant to Article FOURTH hereof) or the Bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article NINTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of (i) not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class and (ii) not less than a majority of the votes entitled to be cast by holders of all the then outstanding Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Section A of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation (including any resolutions of the Board of Directors pursuant to Article FOURTH hereof) or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of Business Combination not involving the payment of consideration to the holders of the Corporation’s outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

1. The Business Combinations shall have been approved, either specifically or as a transaction which is in an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

2. All of the following conditions shall have been met:

a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

b. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of each class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

(ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

(iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this Paragraph 2(b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholders shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.

e. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of

1934 and the rules and regulations thereunder (the “Act”) (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

f. Such Interested Stockholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

C. The following definitions shall apply with respect to this article NINTH:

1. The term “Business Combination” shall mean:

a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase or sell, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee or consultant or otherwise, other than as director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangement the value test set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $100,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders’ equity (in the case of transactions in capital stock) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; provided, that if stockholders’ equity is negative, the fair market value of the outstanding Capital Stock at the date of such balance sheet shall be used in lieu thereof in determining if a transaction involves a Substantial Part; or

c. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation’s Bylaws; or

d. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any affiliate or Associate of any Interested Stockholder; or

e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

2. The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of

Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

3. The term “person” shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

4. The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing ten percent or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (without giving effect to the reduction in votes prescribed by Section D of Article FOURTH); or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (without giving effect to the reduction in votes prescribed by Section D of Article FOURTH).

5. A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock; provided that: (x) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the “beneficial owner” of any shares of

Capital Stock that are beneficially owned by any other such director or officer; (y) in the case of any employee stock ownership or similar plan of the corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote the shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate or Associate of such trustee), solely by reason of such capacity of such trustee, shall be deemed the “beneficial owner” of the shares of Voting Stock held under such plan; and (z) no person shall be deemed the “beneficial owner” of any shares of Voting Stock held in any voting trust, employee stock ownership plan or any similar plan or trust if such person does not possess the right to vote such shares. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6. The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that Article NINTH is approved by the Board (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation).

7. The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the corporation.

8. The term “Continuing Director” means any member of the Board of Directors of the Corporation (the “Board of Directors”), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an affiliate or associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing director by a majority of the Continuing Directors.

9. The term “Fair Market Value” means (a) in the case of cash, the amount of such cash; (b) in the case of stock the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange—Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

10. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Paragraphs 2.a and 2.b of Section B of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article NINTH including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

E. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. The fact that any Business Combination complies with the provisions of Section B of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

G. For the purpose of this Article NINTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH (collectively, “Proposed Action”) is presumed to have been proposed by, or on behalf of, an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

H. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of (i) the holders of not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, and (ii) the holders of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, provided, however, that this Section H shall not apply to, and such vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article NINTH.

TENTH: A. Subject to Section C of this Article TENTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

B. Subject to Section C of this Article TENTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

C. Any indemnification under this Article TENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section A or Section B of this Article TENTH, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section A or Section B of this Article TENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

D. For purposes of any determination under Section C of this Article TENTH, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section D of Article TENTH shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section D shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections A or B of this Article TENTH as the case may be.

E. Notwithstanding any contrary determination in the specific case under Section C of this Article TENTH, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections A and B of this Article TENTH. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections A or B of this Article TENTH, as the case may be. Notice of any application for indemnification pursuant to this Section E of Article TENTH shall be given to the Corporation promptly upon the filing of such application.

F. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article TENTH.

G. The indemnification and advancement of expenses provided by this Article TENTH shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Sections A and B of this Article TENTH shall be made to the fullest extent permitted by law. The provisions of this Article TENTH shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections A or B of this Article TENTH but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article TENTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

H. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article TENTH.

I. For purposes of this Article TENTH, reference to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article TENTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEENTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the fullest extent permitted by the GCL as so amended from time to time.

FOURTEENTH: The name and mailing address of the incorporator is:

E. O. Robinson, Jr.
The Promus Companies Incorporated
1023 Cherry Road
Memphis, Tennessee 38117

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of October, 1989.

/s/ E. O. Robinson, Jr.
E. O. Robinson, Jr.

FILED

9 AM

FEB 5 1990

SECRETARY OF STATE

CERTIFICATE OF DESIGNATION, PREFERENCES

AND RIGHTS OF SERIES B SPECIAL STOCK

of

THE PROMUS COMPANIES INCORPORATED

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, E.O. Robinson, Jr., Vice President, and Stephen H. Brammell, Assistant Secretary, of The Promus Companies Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, Do HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of incorporation of the said Corporation, the said Board of Directors as of February 2, 1990, adopted the following resolution creating a series of 200,000 shares of Special Stock designated as Series B Special Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Special Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SECTION 1. Designation and Amount. The shares of such series shall be designated as “Series B Special Stock” and the number of shares constituting such series shall be 200,000.

SECTION 2. Dividends and Distributions. (A) The holders of shares of Series B Special Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Special Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.50 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Special Stock. In the event the Corporation shall at any time after the date on which the Special Stock Purchase Rights of the Corporation are declared by the Board of Directors (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Special Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Special Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B Special Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Special Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Special Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Special Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Special Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Special Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

SECTION 3. Voting Rights. The holders of shares of Series B Special Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Special Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Special Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior so such event.

(B) Except as otherwise provided herein or by Law, the holders of shares of Series B Special Stock and the holders of shares of Common Stock and any other series or class of stock of the Corporation which may from time to time be accorded such voting right shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series B Special Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Special Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Series B Special Stock, voting as a class, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series B Special Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Series B Special Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series B Special Stock of such voting right. At any meeting at which the holders of Series B Special Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required

2

number, the holders of the Series B Special Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series B Special Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series B Special Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Special Stock.

(iii) Unless the holders of Series B Special Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series B Special Stock outstanding may request, the calling of a special meeting of the holders of Series B Special Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series B Special Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Series B Special Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series B Special Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series B Special Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series B Special Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Series B Special Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series B Special Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series B Special Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and other classes of stock of the Corporation if applicable, as set forth herein) for taking any corporate action.

SECTION 4. Certain Restrictions. (A) Subject to paragraph (B), whenever quarterly dividends or other dividends or distributions payable on the Series B Special Stock as provided in Section 2 are in

3

arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Special Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Special Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Special Stock, except dividends paid ratably on the Series B Special Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Special Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Special Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series B Special Stock, or any shares of stock ranking on a parity with the Series B Special Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The provisions of paragraph (A) shall not apply to any redemption of Shares of any class or series of stock of the Corporation in accordance with Section E of Article Fourth of the Corporation’s Certificate of Incorporation.

(C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Reacquired Shares. Any shares of Series B Special Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Special Stock and may be reissued as part of a new series of Special Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

SECTION 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Special Stock unless, prior thereto, the holders of shares of Series B Special Stock shall have received $125 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Liquidation Preference”). Following the payment of the full amount of the Liquidation Preference no additional distributions shall be made to the holders of shares of Series B Special Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Liquidation Preference

4

and the Common Adjustment in respect of all outstanding shares of Series B Special Stock and Common Stock, respectively, holders of Series B Special Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series B Special Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of stock, if any, which rank on a parity with the Series B Special Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Special Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Special Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 8. Redemption. The shares of Series B Special Stock shall be redeemable only in accordance with the provisions of Section E of Article Fourth of the Corporation’s Certificate of Incorporation.

SECTION 9. Ranking. The Series B Special Stock shall rank junior to all other series of the Corporation’s Preferred Stock and Special Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

SECTION 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Special Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Special Stock, voting separately as a class.

SECTION 11. Fractional Shares. Series B Special Stock may be issued in fractions of a share which, shall entitle the holder, in proportion to such holder’s fractional shares to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Special Stock.

5

IN WITNESS WHEREOF. we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 2nd day of February, 1990.

/s/ E. O. Robinson, Jr.
Vice President

Attest:

/s/ Stephen H. Brammell
Assistant Secretary

6

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 01:00 PM 04/29/1994

944075606 - 2212340

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

The Promus Companies Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of The Promus Companies Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interest of the corporation and its stockholders, and directing that the proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Board of Directors of the Company hereby approves and sets forth the following proposed amendment (the “Proposed Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation:

(1) That paragraph A of Article FOURTH of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

“A. The total number of shares which the Corporation shall have authority to issue is 365,150,000, consisting of 360,000,000 shares of Common Stock, par value $.10 per share (the “Common Stock”), 150,000 shares of Preferred Stock, par value of $100.00 per share (the “Preferred Stock”), and 5,000,000 shares of Special Stock, par value $1.12 1/2 per share (the “Special Stock”).”

(2) That the following additional paragraph be inserted immediately after paragraph A of Article FOURTH of the Company’s Certificate of Incorporation:

“Simultaneously with the effective date of the amendment of paragraph A of Article FOURTH to read as set forth above (the “Effective Date”), each share of the Common Stock, par value $1.50 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date shall, automatically and without further action on the part of the holder thereof, have a par value of $.10 per share and each existing certificate representing such shares shall represent the same number of shares of Common Stock, with a par value of $.10 per share.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by E. O. Robinson, Jr., its Senior Vice President and attested by Vincent G. De Young, its Assistant Secretary, the 29th day of April, 1994.

By:	/s/ E. O. Robinson, Jr.
E. O. Robinson, Jr. Senior Vice President

ATTEST:

/s/ Vincent G. De Young
Vincent G. De Young Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:30 PM 05/26/1995

950118135 - 2212340

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

The Promus Companies incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of The Promus Companies Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interest of the corporation and its stockholders, and directing that the proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Board of Directors of the Company hereby approves and sets forth the following proposed amendment (the “Proposed Amendment”) to Section E of Article FOURTH of the Company’s Certificate of Incorporation:

That Section E of Article FOURTH of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolutions of the Board of Directors adopted pursuant to this Article FOURTH creating any series of Preferred Stock, Special Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock, Special Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, any holder of such stock is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or if such action otherwise should be taken, pursuant to Section 151(b) of the GCL or any other applicable provision of law, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of or secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner, which license, franchise or entitlement is (i) conditioned upon some or all of the holders of the Corporation’s stock of any class or series possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Corporation or any such Affiliate or other entity. The terms and conditions of such redemption shall be as follows:

(a) the redemption price of the shares to be redeemed pursuant to this Section E of Article FOURTH shall be equal to the Fair Market Value of such shares (excluding any dividends thereon not entitled to be received pursuant to paragraph (e) of this Section E of Article FOURTH) or such other redemption price as required by any applicable law, regulation or rule;

(b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

(d) at least 30 days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(e) from and after the Redemption Date or such earlier date as mandated by any applicable law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(f) such other terms and conditions as the Board of Directors shall determine.

For purposes of this Section E of Article FOURTH:

(i) “Disqualified Holder” shall mean any holder of shares of stock of the Corporation of any class (or classes) or series who, either individually or when taken together with any other holders of shares of stock of the Corporation of any class (or classes) or series, in the judgment of the Board of Directors, is determined by any gaming regulatory agency to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or

2

permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation of any class (or classes) or series by any other holders, may result, in the judgment of the Board of Directors, in any regulatory sanctions against, or the loss of or the failure to secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner.

(ii) “Fair Market Value” of a share of the Corporation’s stock of any class or series shall mean the average Closing Price for such share for each of the 45 most recent days of which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Section E of Article FOURTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided further, however, that “Fair Market Value” as to any stockholder who purchased any stock of the class (or classes) or series subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him for any stock of such class (or classes) or series of the Corporation. “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

(iii) “Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section E of Article FOURTH.

(iv) “Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time

3

notice of redemption is given pursuant to paragraph (d) of this Section E of Article FOURTH, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section E of Article FOURTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

(v) “Subsidiary” shall mean any corporation more than 50% of whose outstanding stock entitled to vote generally in the election of directors is owned by the Corporation, by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

(vi) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Act as in effect on the date that Article FOURTH is approved by the Board (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by E. O. Robinson, Jr., its Senior Vice President and attested by Stephen H. Brammell, its Assistant Secretary, the 26th day of May 1995.

By:	/s/ E. O. Robinson, Jr.
E. O. Robinson, Jr. Senior Vice President

ATTEST:

/s/ Stephen H. Brammell
Stephen H. Brammell Assistant Secretary

4

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:23 AM 06/30/1995

950147641 - 2212340

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE PROMUS COMPANIES INCORPORATED

The Promus Companies Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of The Promus Companies Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interest of the corporation and its stockholders, and directing that the proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Board of Directors of the Company hereby approves and sets forth the following proposed amendment (the “Proposed Amendment”) to Article FIRST of the Company’s Certificate of Incorporation:

That Article FIRST of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

“FIRST: The name of the Corporation is Harrah’s Entertainment, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by E. O. Robinson, Jr., its Senior Vice President and attested by Stephen H. Brammell, its Assistant Secretary, the 30th day of June, 1995.

By:	/s/ E. O. Robinson, Jr.
E. O. Robinson, Jr.
Senior Vice President

ATTEST:

/s/ Stephen H. Brammell
Stephen H. Brammell
Assistant Secretary

2

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 02/28/1997

971069007 - 2212340

CERTIFICATE OF ELIMINATION

of

SERIES B SPECIAL STOCK

of

HARRAH’S ENTERTAINMENT, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Harrah’s Entertainment, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 21, 1997.

“RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors”), the Board of Directors hereby certifies that none of the authorized shares of Series B Special Stock of the Corporation (the “Special Stock”) are outstanding and that none of the authorized shares of the Special Stock will be issued subject to the Certificate of Designation, Preferences and Rights of Series B Special Stock of the Corporation filed with the Secretary of State of Delaware on February 5, 1990.

RESOLVED, FURTHER that upon the effective date of the filing of this Certificate of Elimination, all matters set forth in the Certificate of Designation, Preferences and Rights of Series B Special Stock of the Corporation shall be eliminated from the Corporation’s Certificate of Incorporation, as amended.”

IN WITNESS WHEREOF, this Certificate of Elimination is executed on behalf of the Corporation by E. O. Robinson, Jr., its Senior Vice President and General Counsel, this 21st day of February, 1997.

/s/ E. O. Robinson, Jr.
E. O. Robinson, Jr. Senior Vice President and General Counsel

2

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 03/05/1997

971072216 - 2212340

CERTIFICATE OF DESIGNATIONS

of

SERIES A SPECIAL STOCK

of

HARRAH’S ENTERTAINMENT, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Harrah’s Entertainment, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 21, 1997.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Special Stock, par value $1.125 per share (the “Special Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Special Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Special Stock” (the “Series A Special Stock”) and the number of shares constituting the Series A Special Stock shall be 2,000,000 shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Special Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Special Stock.

Section 2. Dividends and Distributions. (A) Subject to the rights of the holders of any shares of any series of Special Stock (or any similar stock) ranking prior and superior to the Series A Special Stock with respect to dividends, the holders of shares of Series A Special Stock, in preference to the holders of Common Stock, par value $0.10 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after

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the first issuance of a share or fraction of a share of Series A Special Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Special Stock. In the event the Corporation shall at any time after the date on which the Special Stock Purchase Rights of the Corporation are declared by the Board of Directors (the “Rights Declaration Date”) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Special Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Special Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Special Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Special Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Special Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Special Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Special Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Special Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Special Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Special Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the

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Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Special Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Special Stock or any similar stock, or by law, the holders of shares of Series A Special Stock and the holders of shares of Common Stock and any other series or class of stock of the Corporation which may from time to time be accorded such voting right shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Special Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Special Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Series A Special Stock, voting as a class, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Special Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Series A Special Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Special Stock of such voting right. At any meeting at which the holders of Series A Special Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Special Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Special Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series A Special Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Special Stock.

(iii) Unless the holders of Series A Special Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of

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Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Special Stock outstanding may request, the calling of a special meeting of the holders of Series A Special Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Special Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Series A Special Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Special Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series A Special Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series A Special Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(iii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Special Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series A Special Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, or as otherwise provided by law, holders of Series A Special Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and other classes of stock of the Corporation if applicable, as set forth herein) for taking any corporate action.

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Section 4. Certain Restrictions. (A) Subject to paragraph (B), whenever quarterly dividends or other dividends or distributions payable on the Series A Special Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Special Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Special Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Special Stock, except dividends paid ratably on the Series A Special Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Special Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Special Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Special Stock, or any shares of stock ranking on a parity with the Series A Special Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The provisions of paragraph (A) shall not apply to any redemption of Shares of any class or series of stock of the Corporation in accordance with Section E of Article Fourth, as amended, of the Corporation’s Certificate of Incorporation.

(C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Special Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Special Stock and may be reissued as part of a new series of Special Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Corporation’s Certificate of Incorporation, or in any other Certificate of Designations creating a series of Special Stock or any similar stock or as otherwise required by law.

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Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Special Stock unless, prior thereto, the holders of shares of Series A Special Stock shall have received $200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Liquidation Preference”). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Special Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Special Stock and Common Stock, respectively, holders of Series A Special Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Special Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of stock, if any, which rank on a parity with the Series A Special Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Special Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Special Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the

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number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Redemption. The shares of Series A Special Stock shall be redeemable only in accordance with the provisions of Section E of Article Fourth, as amended, of the Corporation’s Certificate of Incorporation.

Section 9. Ranking. The Series A Special Stock shall rank junior to all other series of the Corporation’s Preferred Stock and Special Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Special Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Special Stock, voting together as a single class.

Section 11. Fractional Shares. Series A Special Stock may be issued in fractions of a share which, shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Special Stock.

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IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by E. O. Robinson, Jr., its Senior Vice President and General Counsel, this 21st day of February, 1997.

/s/ E. O. Robinson, Jr.
E. O. Robinson, Jr.
Senior Vice President
and General Counsel

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State of Delaware

Secretary of State

Division of Corporations

Delivered 08:21 AM 06/09/2005

FILED 08:19 AM 06/09/2005

SRV 050481146 - 2212340 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HARRAH’S ENTERTAINMENT, INC.

Harrah’s Entertainment, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. Paragraph A of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“A. The total number of shares which the Corporation shall have authority to issue is 725,150,000, consisting of 720,000,000 shares of Common Stock, par value $.10 per share (the “Common Stock”), 150,000 shares of Preferred Stock, par value $100.00 per share (the “Preferred Stock”), and 5,000,000 shares of Special Stock, par value $1.125 per share (the “Special Stock”).”

2. The foregoing amendment to the Certificate of Incorporation of the Corporation herein certified has been duly authorized and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on June 9, 2005.

HARRAH’S ENTERTAINMENT, INC.,
a Delaware corporation

By:	/s/ Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General Counsel and Corporate Secretary

Certificate of Amendment of HET

State of Delaware

Secretary of State

Division of Corporations

Delivered 07:48 PM 06/23/2005

FILED 07:48 PM 06/23/2005

SRV 050527154 - 2212340 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES A SPECIAL STOCK

OF

HARRAH’S ENTERTAINMENT, INC.

Harrah’s Entertainment, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The first sentence of Section 1 of the Certificate of Designations of Series A Special Stock of the Corporation is hereby amended in its entirety to read as follows:

“Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Special Stock” (the “Series A Special Stock”) and the number of shares constituting the Series A Special Stock shall be 4,000,000 shares.”

2. The foregoing amendment to the Certificate of Designations of Series A Special Stock of the Corporation herein certified has been duly authorized and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Designations of Series A Special Stock on June 23, 2005.

HARRAH’S ENTERTAINMENT, INC., a Delaware corporation

By:	\s\Stephen H. Brammell
Stephen H. Brammell Senior Vice President, General Counsel and Corporate Secretary